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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 15, 1996 (and to all references to our Firm), which reports appear in the Registration Statement on Form S-4 (Commission File No. 333-14859) of Western Wireless Corporation, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.


/s/  ARTHUR ANDERSEN LLP

Seattle, Washington
December 18, 1996